Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements No. 333-209924, No. 333-206553 and No. 333-255861, respectively, on Form S-8 of our report dated April 25, 2022, with respect to the consolidated financial statements and financial statement schedule of Jupai Holdings Limited included in this Annual Report (Form 20-F) of Jupai Holdings Limited for the year ended December 31, 2021.

/s/ B F Borgers CPA PC

Lakewood, Colorado

April 25, 2022